Exhibit 10.1

February 22, 2006

George Foreman Enterprises, Inc.
100 North Wilkes-Barre Boulevard, 4th Floor
Wilkes-Barre, PA  18702
ATTN:    Efrem Gerszberg

         Re: Letter agreement dated November 23, 2005 between Circle Group Holdings, Inc. and George Foreman Enterprises, Inc.
               ("Letter Agreement")


Ladies and Gentlemen:

     This letter shall confirm our agreement to extend the 90 day time period for Circle Group Holdings, Inc. ("CXN") and George Foreman Enterprises, Inc. ("GFME") to enter into definitive agreements as set forth in paragraph 21 of the above referenced Letter Agreement. CXN and GFME agree that paragraph 21 of the Letter Agreement is hereby modified to provide that the parties shall, on or before Thursday, March 16, 2006, enter into a definitive agreement incorporating the terms of the Letter Agreement and such other provisions customary in transactions of this type.

     If the foregoing correctly sets forth your understanding, please so indicate by signing a counterpart of this letter and returning it to CXN by facsimile or e-mail, whereupon it will constitute a binding agreement between CXN and GFME.

                                                     Very Truly Yours,

  Accepted and agreed to as of                       CIRCLE GROUP HOLDINGS, INC.
  the date first above written:
                                                     By: /s/ Gregory J. Halpern
                                                         -----------------------
  GEORGE FOREMAN ENTERPRISES, INC.                   Name:  Gregory J. Halpern
                                                     Title: C.E.O.
  By:  /s/ Efrem Gerszberg
       -------------------
  Name:  Efrem Gerszberg
  Title: President